Calculation of Filing Fee Tables S-3 Jefferies Financial Group Inc. Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)	365	$ 1,000.00	$ 365,000.00	0.0001531	$ 55.88
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts				$ 365,000.00		$ 55.88
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 55.88
Offering Note
[1]	Fee Per Rule 457(r)

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $365,000.00. The prospectus is a final prospectus for the related offering.
Fee Per Rule 457(r)